UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 3, 2007

Voxware, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-021403	36-3934824
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

168 Franklin Corner Road, Lawrenceville, New Jersey		08648
(Address of Principal Executive Offices)		(Zip Code)

(609) 514-4100
(Registrant's telephone number,
including area code)

                                           Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

G	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

G	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

G	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

G	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01 Entry into a Material Definitive Agreement.

     On December 3, 2007, Voxware, Inc., a Delaware corporation, as tenant (the “Company”), and 240 Princeton TCI Associates, LLC, as landlord, fully executed the previously announced Lease Agreement (the “Lease Agreement”) for 9,473 square feet of the building located at 300 American Metro Boulevard, Hamilton, New Jersey 08619 (see the Company’s Current Report on Form 8-K, filed on November 27, 2007). As previously disclosed, the term of the Lease Agreement will begin on the Commencement Date which is the earlier of (i) the date the Company commences occupancy with its employees of all or any portion of the premises and (ii) the date on which the work to be performed by the landlord constituting the Initial Tenant Improvements are “substantially completed” pursuant to the Lease Agreement, and will continue for five (5) years with the option to renew for an additional term of five (5) years. The Lease Agreement provides for total annual base rental payments of $1,160,442.50 ($222,615.50 in the first year of the lease, $227,352.00 in the second year of the lease, $232,088.50 in the third year of the lease, $236,825 in the fourth year of the lease, and $241,561.50 in the last year of the lease). The Lease Agreement provides for the following monthly rental payments: $18,551.29 for the first year of the lease, $18,946.00 for the second year of the lease, $19,340.70 for the third year of the lease, $19,735.41 for the fourth year of the lease, and $20,130.12 for the last year of the lease. In the event that the Company is unable to receive final approval by the New Jersey Economic Development Authority of its Business Employment Incentive Program grant application, the Company may terminate the Lease Agreement, without penalty, by written notice to landlord no later than 5:00 p.m. on January 15, 2008. Otherwise the Lease Agreement is subject to standard termination rights.

     The Company will file the Lease Agreement as an exhibit to the Company's next quarterly report on Form 10-QSB.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

VOXWARE, INC.

Dated: December 7, 2007	By:	/s/ Kenneth W. Riley
Name: Kenneth W. Riley
Title: Controller and Interim Chief Financial Officer